Exhibit 2.2

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RYCA INTERNATIONAL, INC.

Ryca International, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:

1.              The name of the corporation is Ryca International, Inc. (the “Corporation”), and the Corporation was originally incorporated pursuant to the DGCL on March 22, 2007 under the name, “Ryca International, Inc.”.

2.              The Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Corporation’s current Certificate of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions set forth the proposed Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Restated Certificate”).

3.              The Restated Certificate was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the DGCL.

4.             The Restated Certificate, which restates and integrates and further amends the provisions of the Corporation’s current Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

5.              The Restated Certificate of this corporation in hereby amended and restated in its entirety to read as set forth in the Restated Certificate.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the undersigned duly authorized officer of the Corporation on this [__] day of October, 2020.

By:
Ryan Schwartz, President

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RYCA INTERNATIONAL, INC.

First: The name of this corporation is Ryca International, Inc. (the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, County of Kent. The name of its registered agent at such address is Incorporating Services, Ltd.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is [_____] shares of Common Stock, $0.0001 par value per share (“Common Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.             Common Stock.

[_____] shares of the authorized and unissued Common Stock are hereby designated “Class A Common Stock” and [_____] shares of the authorized and unissued Common Stock are hereby designated “Class B Common Stock”. The Class A Common Stock and the Class B Common Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Effective upon the filing of this Amended and Restated Certificate of Incorporation, each outstanding share of this Corporation’s Common Stock shall be reclassified into one (1) of a share of Class B Common Stock. The foregoing reclassification (the “Reclassification”) shall occur without any further action on the part of the Corporation or the stockholders, whether certificates representing the stockholders’ shares of Common Stock prior to the Reclassification are surrendered for cancellation or retained by the stockholders. All shares reclassified in the Reclassification that are held by a stockholder will be aggregated, and each holder of record of a certificate or certificates representing shares of Common Stock outstanding immediately prior to the Reclassification shall be entitled to receive, upon surrender of such certificates for cancellation, a certificate representing the number of shares of Class B Common Stock into which the shares of Common Stock formerly represented by the surrendered certificate or certificates are reclassified into in the Reclassification; provided, however, that no fractional shares shall be issued in connection with the Reclassification, and the Corporation shall pay in cash the fair market value of any remaining fractional shares, as determined in good faith by the Board, and, in each such case, no replacement certificate shall be issued.

1.                   Dividends. The holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to receive, on a pari passu basis, when and as declared by the Board of Directors of the Corporation (the “Board”), out of any assets of the Corporation legally available therefore, such dividends as may be declared from time to time by the Board; provided, however, that in the event that such dividends are paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of shares of Class A Common Stock shall receive shares of Class A Common Stock or rights to acquire shares of Class A Common Stock, as the case may be, and the holders of shares of Class B Common Stock shall receive shares of Class B Common Stock or rights to acquire shares of Class B Common Stock, as the case may be.

2.                   Liquidation Rights. In the event of a Deemed Liquidation Event (as defined below), the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, pari passu and on a pro rata basis, in all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

3.                   Voting.

3.1               Class A Common Stock. Except as otherwise provided herein or by applicable law, the Class A Common Stock shall be non-voting shares and shall not be entitled to vote on any matter. With respect to any matter on which the holders of Class A Common Stock are entitled to vote under applicable law, each holder Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock held as of the applicable date.

3.2               Class B Common Stock. Except as otherwise provided herein or by applicable law, the Class B Common Stock shall be entitled to vote as a single class on all matters (including the election of directors) that are submitted to a vote or for the consent of the stockholders of the Corporation. Each holder of shares of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

4.                   Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, then the outstanding shares of the other class of Common Stock shall be subdivided or combined in the same manner.

5.                   Deemed Liquidation Events.

5.1               Definition. Each of the following events shall be considered a “Deemed Liquidation Event”:

5.1.1          a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (a) the surviving or resulting corporation; or (b) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (a “Merger Event”); or

5.1.2          the (a) sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole (including, without limitation, intellectual property), or (b) sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation ; or

5.1.3          any transaction or series of related transactions in which shares of capital stock of the Corporation representing in excess of fifty-percent (50%) of the voting power of the shares of capital stock of the Corporation is transferred (whether by the sale and issuance of shares of capital stock of the Corporation or otherwise, and whether or not the Corporation is a party to such transaction or series of related transactions); provided, however, that such transaction or series of related transaction shall not include any transaction or series of transactions consummated by the parties thereto solely for bona fide equity financing purposes of the Corporation and in which cash is received by the Corporation or any successor of the Corporation, or indebtedness of the Corporation is cancelled or converted, or any combination thereof.

6.                   Conversion.

6.1               Automatic Conversion. Upon the earlier of (i) immediately prior to the closing of a Merger Event or (ii) the closing of the Corporation’s first sale of shares of Common Stock of the Corporation to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), then (i) all outstanding shares of Class A Common Stock shall automatically be converted into shares of Class B Common Stock at a 1-for-1 ratio, and (ii) such shares may not be reissued by the Corporation (the time of such conversion, the “Automatic Conversion Time”).

6.2               Procedural Requirements. All holders of record of shares of Class A Common Stock shall be sent written notice of the Automatic Conversion Time and the place designated for mandatory conversion of all such shares of Class A Common Stock pursuant to this Section 6.2. Such notice need not be sent in advance of the occurrence of the Automatic Conversion Time. Upon receipt of such notice, each holder of shares of Class A Common Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Class A Common Stock converted pursuant to Section 6.1 will terminate at the Automatic Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 6.2. As soon as practicable after the Automatic Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Class A Common Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Class B Common Stock issuable on such conversion in accordance with the provisions hereof. Such converted Class A Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock accordingly.

7.                   Equal Status. Except as expressly provided in this Article IV.A, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

8.                   Redemption. The Common Stock is not redeemable at the sole discretion of the holders thereof.

B.             [Reserved.]

Fifth: Subject to any additional vote required by this Restated Certificate or Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Sixth: Subject to any additional vote required by this Amended and Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board of Directors.

Seventh: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Eighth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Ninth: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Tenth: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL. Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Eleventh: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s Restated Certificate or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Eleventh shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eleventh (including, without limitation, each portion of any sentence of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Twelfth: For purposes of Section 500 of the California Corporations Code (to the extent applicable), in connection with any repurchase of shares of Common Stock permitted under this Restated Certificate from employees, officers, directors or consultants of the Corporation in connection with a termination of employment or services pursuant to agreements or arrangements approved by the Board of Directors (in addition to any other consent required under this Amended and Restated Certificate), such repurchase may be made without regard to any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined in Section 500 of the California Corporations Code).  Accordingly, for purposes of making any calculation under California Corporations Code Section 500 in connection with such repurchase, the amount of any “preferential dividends arrears amount” or “preferential rights amount” (as those terms are defined therein) shall be deemed to be zero (0).

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